EXHIBIT 10.8
			 THIRD AMENDMENT
			     TO THE
		SMITH'S FOOD & DRUG CENTERS, INC.
		  EMPLOYEE PROFIT SHARING PLAN

      WHEREAS, Smith's Food & Drug Centers, Inc. (the "Company") has received a favorable determination letter from the Internal Revenue Service as to the form of the Smith's Food & Drug Centers, Inc. Employee Profit Sharing Plan, established January 3, 1993 (the "Plan"), under Section 401(a) of the Internal Revenue Code (the "Code");
      WHEREAS, in order to maintain the qualified status of the Plan, the Internal Revenue Service has required in Revenue Procedure 94-13 that the Plan be amended to comply with Section 401(a)(17) of the Code;
      WHEREAS, in Revenue Procedure 93-47, the Internal Revenue Service has allowed qualified plans to be amended to permit participants to waive the 30-day notice requirement in connection with certain distributions from such plans.
      WHEREAS, the Company has established other retirement plans for the benefit of its non-union employees, including the Smith's Food & Drug Center, Inc. Defined Benefit (Flat Unit Benefit) Non-Union Pension Plan and the Smith's Food & Drug Centers, Inc. 401(K) Savings Plan, and the Company contributes to various multiemployer pension plans pursuant to collective bargaining agreements;
      WHEREAS,  those  retirement plans invest in  a  diversified group of assets;
     WHEREAS, the Company established the Plan for the purpose of making its employees beneficial owners of stock in the Company for the sole purpose of aligning the interests of employees with the interests of the shareholders of the Company and thus providing employees with greater incentives to strive for the success of the operations of the Company; but for said purpose, the Company would not have established the Plan;
      WHEREAS, the Company desires to clarify its intent that the Trustees of the Plan invest Plan assets exclusively in Company common stock which is readily tradable on an established securities market, except to the extent cash or marketable securities are necessary to meet the liquidity needs of the Plan or the value of Company common stock falls below a specified level;
      NOW,  THEREFORE, the following amendments to the  Plan  are hereby adopted:
      1. Effective January 3, 1993, Section 7.5 of the Plan is amended to add the following new paragraph at the end thereof:
     If  a  distribution is one to which Sections 401(a)(11)
     and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required
     under   section  1.411(a)-11(c)  of  the   Income   Tax
     Regulations is given, provided that:

     7.5.1 the Committee clearly informs the Participant that the Participant has a right to a period of at last 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     7.5.2  the  Participant, after  receiving  the  notice,
     affirmatively   elects   in  writing   to   receive   a
     distribution.

       2.     Effective  January  1,  1994,  the  definition   of
Compensation in Article I of the Plan is amended to add the following new paragraphs at the end thereof:
	   In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under
     the   Plan  shall  not  exceed  the  OBRA  '93   annual
     Compensation limit. the OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with
     Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any
     period,   not   exceeding   12   months,   over   which
     Compensation   is  determined  (determination   period)
     beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

	   For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under
     Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

	  If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

      3. Effective January 1, 1994, the definition of "Plan Year" in Article I of the Plan is amended and restated to read, in its entirety, as follows:
     "Plan Year" means the fiscal year of the Plan and shall be the 52- or 53-week period (depending on the ending date of previous Plan Year) ending on the Saturday preceding the last Friday of December of each year.

      4. Effective January 1, 1994, Section 2.1 of the Plan is amended and restated to read, in its entirety, as follows:
	   2.1 Years of Services. Years of Service shall include each Plan Year during which an Employee has completed at least 1,000 Hours of Service with the Company.

	   2.1.1   Years  of Service shall not include  Plan
     Years beginning prior to the effective date of the Plan.

	   2.1.2 If a Participant who incurred a Break in Service is reemployed by the Company, Years of Service before such Break shall be disregarded until the Participant has completed a Year of Service after such Break; provided that the Participant satisfies the conditions of 2.1.3; in which event Years of Service before such Break shall be reinstated.

	   2.1.3 Subject to 2.1.2, if a Participant who incurred a Break in Service is reemployed by the Company, his Years of Service shall include Years of Service to his credit at the beginning of such Break in Service, unless (a) the Participant did not have a vested and nonforfeitable right to any portion of his Participant Account prior to such Break in Service, and
     (b) the number of consecutive one-year Breaks in Service equals or exceeds five.

      5. Effective January 1, 1994, Section 10.3 of the Plan is amended and restated to read, in its entirety, as follows:
	   10.3 Trust Fund Investments. The Trustees are directed to invest the Trust Fund exclusively in shares of  Common  Stock of the Company, except to the  extent
     cash or marketable securities are necessary to meet the
     liquidity  needs  of  the  Plan.   Notwithstanding  the
     foregoing, if the value of shares of Common Stock falls below $5.00 per share, the Trustees shall be authorized to  liquidate  a portion of the shares of Common  Stock
     held  in  the Trust Fund and invest in other assets  to
     the   extent   the   Trustees  deem   appropriate   for
     diversification purposes.  In the event that the shares
     of Common Stock should, as a result of a stock split or stock dividend or combination of shares or any other
     change,   or   exchange   for  other   securities,   by
     reclassification,    reorganization,     redesignation,
     merger,  consolidation, recapitalization or  otherwise,
     be  increased or decreased or changed into or exchanged
     for a different number or kind of shares of stock or other securities of the Company or another company, the foregoing dollar amount shall be appropriately adjusted to  reflect such action.  The Trustees may purchase  or
     sell Common Stock from or to the Company (provided, the requirements of Section 408(e) of ERISA are satisfied)
     or  from or to any other source, and such Common  Stock
     may   be   outstanding,  newly   issued   or   treasury
     securities. The Trustees shall not borrow funds from the Company for the purpose of purchasing Common Stock.

      IN WITNESS WHEREOF, Smith's Food & Drug Centers, Inc. has caused this instrument to be executed by its duly authorized officer this 1st day of November, 1994.
			 SMITH'S FOOD & DRUG CENTERS, INC.



			 By:  /s/ Matthew G. Tezak
			      Its  Sr. V.P.

ATTEST:
/s/ Michael C. Frei


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